Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-233903 on Form S-8 of our report dated February 25, 2020 relating to the financial statements of Datadog, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP
New York, New York
February 25, 2020